Exhibit 1.01

Conflict Minerals Report of

ReWalk Robotics Ltd.

For the year ended December 31, 2016

Introduction

This is the Conflict Minerals Report (the “CMR”) of ReWalk Robotics Ltd. (the “Company,” “we” or “us”) for calendar year 2016 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products and the “Conflict Minerals” specified in the Rule are necessary to the functionality or production of those products (the “Covered Products”).

“Conflict Minerals” are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. Tantalum, tin, tungsten and gold are collectively referred to as “3TG” for the purposes of this assessment. According to the Rule, if a registrant, based on a good faith reasonable country of origin inquiry regarding the Conflict Minerals, has reason to believe that (i) the Conflict Minerals contained in its Covered Products may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”) or (ii) such Conflict Minerals may not be from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Conflict Minerals, and submit a conflict minerals report describing those due diligence measures.

Reasonable Country of Origin Inquiry

During the year ended December 31, 2016, we conducted a reasonable country of origin inquiry to determine whether any of the necessary 3TG originating in the Covered Countries can be found in our products. We held meetings with management from various departments to discuss the applicable definitions of “manufacturer” and/or “contract to manufacture.” By way of this process, we identified specific types of product parts that are affected by the 3TG and mapped them to their respective suppliers.

We developed a risk-based approach that focuses on our key suppliers involved in manufacturing the majority of our finished products. We identified 22 relevant suppliers. We requested that all identified suppliers provide information regarding the origin of the Conflict Minerals contained in products supplied using the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict-Free Sourcing Initiative (“CFSI”).

We reviewed the responses received, checked for inconsistencies, incomplete forms, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information. We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict-free designation by the CFSI’s Conflict-Free Smelter Program (“CFSP”).

In accordance with the Rule, we concluded in good faith that during the year ended December 31, 2016:

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•	Certain of our operations manufactured, or contracted to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products.
•	Based on our good faith reasonable country of origin inquiry regarding the Conflict Minerals, which was designed to determine whether any of the Conflict Minerals contained in our Covered Products originated in the Covered Countries and whether any of the Conflict Minerals contained in the Covered Products are or may be from recycled or scrap sources, we had reason to believe that (i) the Conflict Minerals contained in our Covered Products may have originated in the Covered Countries and (ii) such Conflict Minerals may not be from recycled or scrap sources.

As a result, we exercised due diligence on the Conflict Minerals’ source and chain of custody and are filing this CMR with our Form SD to comply with the requirements of the Rule. This CMR has not been subject to an independent private sector audit. The due diligence measures performed by the Company are discussed below.

Part I. Company Overview and Description of the Company’s Products Covered by This Report

The Company is designing, developing and commercializing the ReWalk system, an innovative exoskeleton that allows wheelchair-bound persons with mobility impairments or other medical conditions to stand and walk once again. The ReWalk system consists of a light wearable brace support suit which integrates motors at the joints, rechargeable batteries, an array of sensors and a computer-based control system to power knee and hip movement. There are currently two types of products: ReWalk Personal and ReWalk Rehabilitation. ReWalk Personal is designed for everyday use by individuals at home and in their communities, and is custom fitted for each user. ReWalk Rehabilitation is designed for the clinical rehabilitation environment where it provides valuable exercise and therapy. It also enables individuals to evaluate their capacity for using the ReWalk Personal system in the future.

Part II. The Company’s Due Diligence Process

Design of Due Diligence

We have adopted a process in accordance with Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related Supplements on Tin, Tantalum and Tungsten and on Gold published by the Organisation for Economic Co-Operation and Development (collectively, the “OECD Guidance”).

The design of our Conflict Minerals program is in conformity with the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a company that is several levels removed from the actual mining of Conflict Minerals (i.e., a “downstream company”). We do not make direct purchases of raw ore or unrefined Conflict Minerals. Summarized below are the design components of our Conflict Minerals program as they relate to the five-step framework set forth in the OECD Guidance:

Due Diligence Performed

Step 1. Establish Strong Company Management Systems

Adopt and commit to a supply chain policy for minerals from conflict-affected and high-risk areas.

We have adopted our Conflict Minerals Policy (the “Policy”) related to our sourcing of 3TG. Our Policy outlines our commitment to responsible sourcing and the requirements imposed on participants in our supply chain, and is available on the “Corporate Governance” page in the “Investor Relations” section of our website at http://ir.rewalk.com/phoenix.zhtml?c=253715&p=irol-irhome. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

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Structure internal management systems to support supply chain due diligence.

We provide, from time to time as necessary, training on the relevant Rule and process for relevant employees (e.g., purchasing, legal and finance).

Establish a system of controls and transparency over the Conflict Minerals supply chain.

We have implemented a supply chain system of controls and transparency through the use of due diligence tools created by the CFSI. These tools include, as discussed in “Step 2” below, the CMRT designed to identify the smelters and refiners that process the necessary Conflict Minerals contained in our products. We have also adopted a process to maintain business records relating to 3TG due diligence, including retention of records of our due diligence processes, findings and resulting decisions for a period of five years.

Establish a Company-level grievance mechanism.

Our Policy includes a grievance procedure by which suppliers and other external parties may contact us should they wish to seek guidance or report concerns regarding Conflict Minerals.

Step 2. Identify and Assess Risks in the Supply Chain

Identify risks in the supply chain by identifying Company suppliers.

As explained above, we do not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. Our supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacturing of the Covered Products and the original sources of the necessary Conflict Minerals. Because we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us.

As discussed above under “Reasonable Country of Origin Inquiry” and “Part I. Company Overview and Description of the Company’s Products Covered by This Report,” we identified our Covered Products falling within the scope of the Rule (i.e., products which were manufactured or contracted to be manufactured by us) during the 2016 calendar year. Based on these Covered Products, we were able to identify the suppliers from which we purchase components or materials for the Covered Products that may include Conflict Minerals. We identified 22 relevant suppliers whose products may contain 3TG.

Request Conflict Minerals Reporting Templates (CMRTs) from suppliers.

We surveyed these 22 suppliers to identify the 3TG contained in the products they supply us with, the smelters and refiners that process the 3TG and the country of origin of such 3TG. The survey was conducted by utilizing the CMRT. We utilize this CFSI reporting template to collect data and information from our suppliers in order to identify the origins of 3TG in our supply chain. We received responses from 11 suppliers (50%).

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Analyze surveys for CFSI compliant and active smelters and refiners.

We compared smelters/refiners identified by the supply chain survey against the CFSI’s Conflict-Free Smelter List, which lists all facilities that have received a “conflict-free compliant” designation from the CFSI. We reviewed all of the responses to determine whether smelters and refiners identified in our supply chain obtained a designation of “conflict-free compliant” or “active” from the CFSI.

To compile its list, the CFSI employs independent third-party auditors to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. A smelter or refiner receives a “conflict-free compliant” designation from the CFSI if (i) the audited smelter or refiner adheres to the CFSP’s assessment protocols by disclosing to auditors the identities and locations of the mines from which it sources Conflict Minerals and (ii) the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. The CFSI Conflict-Free Smelter List provides the names, locations and links to Conflict Minerals policies of all smelters and refiners deemed compliant with the CFSP’s assessment protocols. Smelters and refiners labeled as “active” have committed to undergo an audit which remains in progress. These “active” smelters and refiners may be at various stages of the audit cycle, anywhere from completing the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase. Smelters or refiners may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time.

Of the CMRT responses we received from suppliers, some included incomplete responses as well as inconsistencies and inaccuracies within the reported data. In such cases, we contacted the suppliers directly in an effort to secure revised responses. Through this process, we have identified, to the best of our efforts, the smelters/refiners in our supply chain and country of origin information for the smelters and refiners identified by the supply chain survey.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We are working to improve our due diligence processes with respect to 3TG. Our risk mitigation efforts during 2016 included those discussed in this section.

Participate in existing industry conflict minerals initiatives.

In light of the complexity of our and our suppliers’ supply chains, we are currently unable to assess adequately all of the risks in our supply chain. However, we continue to engage with suppliers to obtain current, accurate and complete information about our supply chain through the use of the CMRT and to improve due diligence efforts to ensure responsible sourcing in compliance with our Policy.

Report findings to designated senior management.

The Company’s senior management, including our Chief Financial Officer, is briefed periodically about our supply chain due diligence efforts, risk analysis results and mitigation efforts.

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Devise, adopt and implement a risk management plan and monitor risk mitigation efforts.

We also periodically review our progress, assess identified risks and determine follow-up action, as follows:

•	We follow up on inconsistent, incomplete, or inaccurate responses, and send reminders to suppliers who have not responded to our requests for information.

•	Suppliers that source from smelters from the Covered Countries, where such smelters are not certified by the CFSP, are contacted and are asked to submit more information about their sourcing practices, including a corrective action plan.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We do not have a direct relationship with 3TG smelters and refiners. Therefore, we do not perform direct audits of these entities within our supply chain, but rely on the efforts of organizations such as the CFSI.

Step 5. Report Annually on Supply Chain Due Diligence

Our supply chain due diligence efforts are described in this CMR. We have filed this CMR in accordance with the Rule by submitting to the U.S. Securities and Exchange Commission a Form SD attaching this CMR. This CMR is also available on our website at http://ir.rewalk.com/phoenix.zhtml?c=253715&p=irol-irhome.

Part III. The Company’s Due Diligence Findings and Conclusions

Our Conflict Minerals process, as described above, allowed us to identify in-scope products and the corresponding suppliers. These 22 identified suppliers were surveyed using the CMRT. We received survey responses from approximately 50% of our suppliers. The results from the surveys did not allow us to make definitive conclusions as to the source of any potential Conflict Minerals.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the information provided by our suppliers as well as by CFSI, as of the date of this CMR, we believe that the facilities that may have been used to process the Conflict Minerals in our products may include the smelters and refiners listed in Annex I hereto.

Countries of Origin of the Conflict Minerals in the Covered Products

Based on the information provided by our suppliers as well as by CFSI, as of the date of this CMR, we believe that the mine countries of origin of the Conflict Minerals contained in our products may include one or more of the countries listed in Annex II hereto.

We can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in our Covered Products, since the information comes from direct and secondary suppliers and the CFSI. Information gathered from our suppliers is not on a continuous, real-time basis. Despite our efforts to follow up with certain suppliers, we did not receive responses from all suppliers, and the suppliers who responded showed varying degrees of cooperation with our inquiries.

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Part IV. Implementation of Strategies to Respond to Identified Risks and Future Steps

We have taken, and intend to continue taking, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit armed groups. Going forward, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with applicable regulations through the following steps:

1.	Contacting from time to time, as is reasonably required, direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.
2.	Comparing, as is reasonably required, applicable smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict-free” designation from the CFSI.
3.	Making a good faith effort to enact terms and conditions related to Conflict Minerals in supplier contracts.

Forward-Looking Statements

In addition to historical facts, this CMR contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the 1934 Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, and involve certain risks and uncertainties. Actual results could differ materially from the forward looking statements. Words such as “expects,” “anticipates,” “intends,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, as amended, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this CMR speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this CMR, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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Annex I

List of Identified Smelters or Refiners

Metal	Smelter Name	Smelter Country

Gold	Bangalore Refinery	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	SAAMP	FRANCE

Gold	Tony Goetz NV	BELGIUM

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	T.C.A S.p.A	ITALY

Gold	Sudan Gold Refinery	SUDAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Faggi Enrico S.p.A.	ITALY

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Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Safina a.s.	CZECH REPUBLIC

Gold	Morris and Watson	NEW ZEALAND

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

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Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	Royal Canadian Mint	CANADA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	PAMP S.A.	SWITZERLAND

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

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Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	L'azurde Company For Jewelry	SAUDI ARABIA

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

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Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Japan Mint	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Dowa	JAPAN

Gold	DODUCO GmbH	GERMANY

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Chugai Mining	JAPAN

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Gold	Chimet S.p.A.	ITALY

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Caridad	MEXICO

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Boliden AB	SWEDEN

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Aurubis AG	GERMANY

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)

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Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)

Gold	Materion	UNITED STATES OF AMERICA

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Torecom	KOREA (REPUBLIC OF)

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)

Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	AURA-II	UNITED STATES OF AMERICA

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Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)

Gold	Gujarat Gold Centre	INDIA

Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)

Gold	Sai Refinery	INDIA

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Faggi Enrico S.p.A.	ITALY

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	KEMET Blue Metals	MEXICO

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Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Taki Chemicals	JAPAN

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

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Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Duoluoshan	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)

Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

Tin	Gejiu Jinye Mineral Company	CHINA

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Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	An Thai Minerals Co., Ltd.	VIET NAM

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	Elmet S.L.U.	SPAIN

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	PT O.M. Indonesia	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

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Tin	CV Ayi Jaya	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Yunnan Tin Company Limited	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Thaisarco	THAILAND

Tin	Soft Metais Ltda.	BRAZIL

Tin	PT Tommy Utama	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

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Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT REFINED BANGKA TIN	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

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Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Minsur	PERU

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Fenix Metals	POLAND

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Dowa	JAPAN

Tin	CV United Smelting	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Justindo	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

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Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

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Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

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Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)

23

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

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Annex II

List of Countries of Origin of Conflict Minerals

Based on our due diligence, the above smelters and refiners may process Conflict Minerals from one or more of the following countries of origin:

Metal	Countries
Gold	China, Italy, Japan, Canada, Peru, Spain, Portugal, Bolivia, Chile, Mexico, Australia, Indonesia, Brazil, Argentina, Azerbaijan, Burkina Faso, Dominican Republic, Ecuador, Ghana, Guinea, Liberia, Malaysia, Mauritania, Peru, Tanzania, USA, South Africa, Switzerland, Angola, Burundi, Philippines, Laos, Thailand, Germany, Belgium, Russia
Tantalum	Russia, Brazil, Ethiopia, China, Australia, Rwanda, USA, Germany, Japan, Thailand, Canada, Mozambique, Zimbabwe, India, Niger, Austria
Tin	China, Malaysia, Indonesia, Brazil, Austria, Bolivia, Rwanda, Australia, Peru, Thailand, Poland, Philippines, Japan, Russia, Belgium, The Democratic Republic Of Congo
Tungsten	China, Canada, Russia, Malaysia, Australia, Bolivia, Portugal, Spain, Vietnam, Brazil, Columbia, USA, Mexico, Nigeria, Rwanda, Spain, Thailand, Vietnam

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